UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2012, Alliance HealthCare Services, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company was below compliance with the NYSE’s price criteria standard for common stock because, as of June 27, 2012, the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30-trading-day period. Pursuant to Section 802.01C of the NYSE’s Listed Company Manual, the NYSE’s price criteria standard requires that any listed security trade at a minimum average closing share price of $1.00 during any consecutive 30-trading-day period.

Under the NYSE’s rules, in order to cure the deficiency for this continued listing standard, both the Company’s share price and the average share price (over a consecutive 30-trading-day period) must exceed $1.00 within six months following receipt of the non-compliance notice. As required by the NYSE rules, the Company will notify the NYSE within 10 business days of receipt of the non-compliance notice, of its intent to cure the price deficiency and return to compliance with this continued listing standard. During the six-month period, the Company expects that its stock will remain listed on the NYSE.

As previously disclosed, the Company is also currently below compliance with Section 801.01B(II)(ii) of the NYSE’s Listed Company Manual (which requires the Company to maintain a minimum average global market capitalization of not less the $75 million) and Section 303A.07(a) of the NYSE’s Listed Company Manual (which requires the Company to have at least three independent directors serving on its Audit Committee). The Company intends to regain compliance with all NYSE listing standards within the applicable time periods required by the NYSE.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to future events, including the Company’s plan to notify the NYSE of its intention to cure the price deficiency and the Company’s intent and ability to regain compliance with the NYSE’s listing standards within applicable time periods. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

A copy of the press release announcing the Company’s receipt of the NYSE notice is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press Release dated July 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2012		/s/ Howard K. Aiahra
	Name:	Howard K. Aihara
	Title:	Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press Release dated July 5, 2012.